EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-121125) of Pediatrix Medical Group, Inc. of our report dated June 18, 2004 relating to the financial statements of the Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
December 13, 2004